Exhibit (e)(2)

Appendix A

to Distribution Agreement

(Legg Mason Partners Investment Trust

f/k/a Legg Mason Partners Equity Trust)

As of May 5, 2022

Name of Fund

BrandywineGLOBAL – Corporate Credit Fund

BrandywineGLOBAL – High Yield Fund

ClearBridge Aggressive Growth Fund

ClearBridge All Cap Value Fund

ClearBridge Appreciation Fund

ClearBridge Dividend Strategy Fund

ClearBridge International Small Cap Fund

ClearBridge International Value Fund

ClearBridge Large Cap Growth Fund

ClearBridge Large Cap Value Fund

ClearBridge Mid Cap Fund

ClearBridge Mid Cap Growth Fund

ClearBridge Select Fund

ClearBridge Small Cap Growth Fund

ClearBridge Small Cap Value Fund

ClearBridge Sustainability Leaders Fund

ClearBridge Tactical Dividend Income Fund

Franklin Global Dividend Fund

Franklin Global Equity Fund

Franklin Multi-Asset Conservative Growth Fund

Franklin Multi-Asset Defensive Growth Fund

Franklin Multi-Asset Growth Fund

Franklin Multi-Asset Moderate Growth Fund

Franklin S&P 500 Index Fund

Franklin U.S. Large Cap Equity Fund